EXHIBIT 23.1






                         INDEPENDENT ACCOUNTANTS' REPORT




To The Board of Directors of Go Online Networks Corporation


     We hereby consent to the inclusion of our report of Independent Certified Public Accountants for Go Online Networks Corporation in Amendment No. 3 to Form SB-2,dated March 2, 2002, except for Note 13, which is as of April 24, 2002, for December 31, 2001 and 2000 and the years then ended, and to the reference therein of our firm as "Experts."

/s/  Miller and McCollom


MILLER AND MCCOLLOM
Certified Public Accountants


Wheat Ridge, Colorado
September 9, 2002